Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the quarterly report of DGT Holdings Corp. (the “Company”) on Form 10-Q for the period ended April 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John J. Quicke, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John J. Quicke
Name: John J. Quicke
Title: President and Chief Executive Officer (Principal Executive Officer)
Date: June 10, 2011

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.